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                                                                     EXHIBIT 1.1

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                                                                  EXECUTION COPY

                           MESSER GRIESHEIM HOLDING AG

                   E550,000,000 10.375% SENIOR NOTES DUE 2011

                                  -----------

                               PURCHASE AGREEMENT

                                                                   May 11, 2001

Goldman Sachs International
  as representative (the "REPRESENTATIVE") of the several Purchasers named in Schedule I hereto,
c/o Goldman Sachs International
Peterborough Court
133 Fleet Street
London EC4A 2BB

Ladies and Gentlemen:

         Messer Griesheim Holding AG, an AKTIENGESELLSCHAFT incorporated under the laws of the Federal Republic of Germany (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (the "PURCHASERS") an aggregate of E550,000,000 principal amount of the Senior Notes of the Company specified above (together the "SECURITIES").

         The holders of the Securities will be entitled to the benefits of a registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT") to be dated as of the date of the issuance of the Securities between the Company and the Purchasers pursuant to which the Company will agree, among other things, to use its best efforts to file (i) a registration statement (the "EXCHANGE OFFER REGISTRATION STATEMENT") with the U.S. Securities and Exchange Commission (the "COMMISSION") relating to an offer to exchange any and all Securities (the "EXCHANGE OFFER") for a like aggregate principal amount of debt securities issued by the Company, which debt securities are substantially identical to the Securities except that they have been registered with the Commission (the "EXCHANGE SECURITIES") under the U.S. Securities Act of 1933, as amended (the "ACT") and (ii) a shelf registration statement pursuant to Rule 415 of the Act (the "SHELF REGISTRATION STATEMENT" and together with the Exchange Offer Registration Statement, the "REGISTRATION STATEMENTS") relating to the resale of the Securities by certain holders of such Securities and to use its best efforts to cause such Registrations Statements to be declared and remain effective and usable for the period specified in the Registration Rights Agreement and to consummate the Exchange Offer.

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         The Company understands that the Purchasers propose to make an offer to resell the Securities on the terms and in the manner set forth herein and agree that the Purchasers may resell, subject to the conditions and selling restrictions set forth herein, all or a portion of the Securities to subsequent purchasers at any time after the date of this Agreement. The Securities are to be offered and sold through the Purchasers without being registered under the Act, in reliance upon exemptions therefrom. Investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the Act or if an exemption from the registration requirements of the Act is available (including the exemption afforded by Rule 144A ("RULE 144A") or Regulation S ("REGULATION S") of the rules and regulations promulgated under the Act by the Commission.

         All references in this Agreement to financial statements and schedules and other information which is "contained", "included" or "stated" in the Offering Circular (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Offering Circular.

For purposes of this Agreement:

         "MATERIAL SUBSIDIARY" means any subsidiary of the Company that would be a "significant subsidiary" of the Company as defined in Article 1, Rule 1-03 of Regulation S-X under the Act, as such rule is in effect on the date hereof, but replacing in such definition the 10% test threshold with a 3% test threshold; provided, however, that for all purposes of this Agreement each of Messer Griesheim GmbH and Messer Griesheim Industries, Inc. shall be deemed to be a "Significant Subsidiary"; and

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on the current or future financial position, business prospects, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole.

         1. The Company represents and warrants to, and agrees with, each of the Purchasers that as of the date hereof and at the Time of Delivery (as defined below):

                  (a) A preliminary offering circular, dated April 30, 2001 (the "PRELIMINARY OFFERING CIRCULAR") and an offering circular, dated May 11, 2001 (the "OFFERING CIRCULAR"), have been prepared in connection with the offering of the Securities. Any reference in this Agreement to the Preliminary Offering Circular or the Offering Circular shall be deemed to refer to and include any Additional Issuer Information (as defined in Section 5(f) of this Agreement) furnished by the Company prior to the completion of the distribution of the Securities. The Preliminary Offering Circular or the Offering Circular and any amendments or supplements thereto and any document filed with the Commission did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through the Representative expressly for use therein;


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                  (b) Neither the Company nor any of its Material Subsidiaries
         has sustained since the date of the latest audited financial statements included in the Offering Circular any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental or quasi-governmental action, order or decree, otherwise than as set forth in the Offering Circular; and, since the respective dates as of which information is given in the Offering Circular, there has not been any change in the capital stock or long-term debt of the Company or any of its Material Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth in the Offering Circular;

                  (c) The Company and its Material Subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Circular or as would not have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its Material Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to the Company and its subsidiaries taken as a whole;

                  (d) The Company has been duly incorporated and is validly existing as a stock corporation (AKTIENGESELLSCHAFT) under the laws of the Federal Republic of Germany ("GERMANY"), with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular, and the Company is not required to qualify as a foreign corporation in any jurisdiction for the transaction of business; and each Material Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

                  (e) The Company has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each Material Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (except in respect to the Company's interest in the Bombay Oxygen Corporation Ltd., if any; and except in respect of any such lien encumbrances, equities or claims created pursuant to or in connection with the Senior Multicurrency Term and Revolving Facilities Agreement dated April 28, 2001, among, INTER ALIA, Cornelia Verwaltungsgesellschaft mbH and Goldman Sachs International); and there are no restrictions on subsequent transfers of the Securities under the laws of Germany and of the United States of America (the "UNITED STATES") other than the conditions and selling restrictions set forth in this Agreement;

                  (f) The Company has all requisite corporate power and authority to enter into this Agreement, and this Agreement has been duly and validly authorized, executed and delivered;

                  (g) The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered


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         and will constitute valid and legally binding obligations of the
         Company, entitled to the benefits provided by the indenture to be dated as of May 16, 2001 (the "INDENTURE") between the Company and The Bank of New York, as Trustee (the "TRUSTEE") subject, as to enforcement, to
         (i) bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and (ii) general equity principles (whether enforcement is sought in a proceeding in equity or at law).

                  (h) The Exchange Securities to be offered and exchanged for the Securities pursuant to the Registration Rights Agreement, have been duly authorized and, when issued and delivered pursuant to the Registration Rights Agreement, will constitute the valid and legally binding obligations of the Company, entitled to the benefits provided by the Indenture under which they are to be issued, which will be substantially in the form previously delivered to you, subject, as to enforcement, to (i) bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and (ii) general equity principles (whether enforcement is sought in a proceeding in equity or at law);

                  (i) The Indenture has been duly authorized and, when executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and (ii) to general equity principles (whether enforcement is sought in a proceeding at equity or at law);

                  (j) The Registration Rights Agreement has been duly authorized and, when executed by the Company in accordance with the terms thereof, will be validly executed and delivered and (assuming the due authorization, execution and delivery thereof by you) will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforcement, (i) to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors' rights and (ii) to general equity principles (whether enforcement is sought in a proceeding in equity or at law);

                  (k) The Assignment Agreement between the Company and the Trustee, to be dated the date of the initial issuance of the Securities (the "ASSIGNMENT AGREEMENT"), when executed and delivered, will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforcement,
         (i) to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors' rights and
         (ii) to general equity principles (whether enforcement is sought in a proceeding in equity or at law); and the Assignment Agreement creates a valid, first ranking security right (SICHERUNGSABTRETUNG) in the Receivables (as defined in the Assignment Agreement) in favor of the Trustee;

                  (l) Each of the High Yield Proceed Loan Agreement between the Company and Messer Griesheim GmbH, to be dated the date of the initial issuance of the Securities (the "HIGH YIELD PROCEEDS LOAN AGREEMENT"), and the High Yield Subordination Agreement between the Company and Messer Griesheim GmbH, to be dated the date of the initial issuance of the Securities (the "HIGH YIELD SUBORDINATION AGREEMENT and, together with the High Yield Proceeds Loan Agreement, the "HIGH YIELD STRUCTURE DOCUMENTS"), when executed and delivered, will constitute a valid and legally binding obligation of each of the


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         Company and Messer Griesheim GmbH, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors' rights and (ii) to general equity principles (whether enforcement is sought in a proceeding in equity or at law)

                  (m) The Securities, Exchange Securities, Indenture and Registration Rights Agreement will conform to the descriptions thereof in the Offering Circular and will be in substantially the form previously delivered to you;

                  (n) reserved

                  (o) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the United States Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System of the United States;

                  (p) There is no "substantial U.S. market interest" in the Company's debt securities within the meaning of Rule 903(b)(1) under the Act;

                  (q) The issue and sale of the Securities and the Exchange Securities and the compliance by the Company with all of the provisions of the Securities, the Exchange Securities, the Indenture, the Registration Rights Agreement, this Agreement, the Assignment Agreement and each of the High Yield Structure Documents; the execution, delivery and performance of, and the admissibility into evidence of, the Securities, the Exchange Securities, the Indenture, the Registration Rights Agreement, this Agreement, the Assignment Agreement and the each of the High Yield Structure Documents by the Company and the consummation of the transactions herein and therein contemplated will not: (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the articles of incorporation (SATZUNG) and by laws or other organizational documents of the Company, (iii) result in any violation of any statute or any order, rule or regulation of any court, central bank, stock exchange or governmental or quasi-governmental agency, body or authority ("GOVERNMENTAL AGENCY") having jurisdiction over the Company or any of its subsidiaries or any of their properties; (iv) result in the imposition or creation of (or the obligation to create or impose) a lien under any agreement or instrument (other than pursuant to the terms of the Indenture) to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound (except for such liens which would not, singly or in the aggregate, result in a Material Adverse Effect; (v) result in the suspension, termination or revocation of any governmental or quasi-governmental authorization, license, ruling or exemption ("GOVERNMENTAL AUTHORIZATION") of or with any Governmental Agency held or previously obtained by the Company or any of its subsidiaries; or
         (vi) require any Governmental Authorizations, except such Governmental Authorizations as may be required under state securities or Blue Sky laws in connection with the purchase and


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         distribution of the Securities by the Purchasers, and except, in the case of the Exchange Securities, for the filing of a registration statement by the Company with the Commission pursuant to the Act and pursuant to the Registration Rights Agreement and the qualification of the indenture under the United States Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT");

                  (r) Neither the Company nor any of its subsidiaries is in violation of its articles of incorporation, by laws or other organizational documents or in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, charge, deed of trust, loan agreement, guarantee, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except as would not have a Material Adverse Effect;

                  (s) The statements set forth in the Offering Circular under the caption "Description of Notes", insofar as they purport to constitute a summary of the terms of the Securities and the Indenture, under the captions "Description of Messer Griesheim's Senior Indebtedness", "Certain Tax Consequences", "Exchange Offer and Registration Rights", "Certain Relationships and Related Party Transactions" and "Plan of Distribution", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

                  (t) Other than as set forth in the Offering Circular, there are no legal or governmental or quasi-governmental proceedings, actions or investigations pending to which (A) the Company or any of its Material Subsidiaries or (B) any property of the Company or any of its subsidiaries or (C), to the knowledge of the Company, after due inquiry, any present or former officer, director or agent of the Company or any of its subsidiaries is party or subject which, if determined adversely to the Company or any of its subsidiaries or such officer or director, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened by any Governmental Agencies or threatened by others;

                  (u) No Governmental Authorization is required to effect payments of principal, premium, if any, and interest (including, without limitation, special interest and additional amounts in respect of taxes) on the Securities;

                  (v) All interest on the Securities and the Exchange Securities may under the current laws and regulations of Germany be paid in euro that may be converted into foreign currency that may be freely transferred out of Germany, and except as disclosed in the Offering Circular, all such interest and other distributions on the Securities will not be subject to withholding or other taxes under the laws and regulations of Germany and are otherwise free and clear of any other tax, withholding or deduction in Germany and without the necessity of obtaining any Governmental Authorization in Germany;

                  (w) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Purchasers to Germany or any political subdivision or taxing authority thereof or therein in connection with (A) the issuance, sale and delivery by the Company to or for the respective accounts of the Purchasers of the Securities, (B) the sale and delivery outside Germany by the Purchasers of


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         the Securities to the initial purchasers thereof in the manner contemplated under this Agreement, or (C) the execution, delivery and performance of, and the admissibility into evidence of, the Securities, the Exchange Securities, the Indenture, the Registration Rights Agreement and this Agreement, in each case other than income taxes payable on any underwriting fee paid to, or discount to the purchase price of the Securities given to, the Purchasers, and except as disclosed in the Offering Circular;

                  (x) The Company and each of its subsidiaries have all licenses, franchises, permits, authorizations, approvals and orders and other concessions of and from all Governmental Agencies that are necessary to own or lease their other properties and conduct their businesses as described in the Offering Circular, except as would not have a Material Adverse Effect;

                  (y) The claims of the holders of the Securities and the Exchange Securities will, except as expressly set forth in the Preliminary Offering Circular and the Offering Circular, rank pari passu with the claims of all other unsecured and unsubordinated creditors of the Company, present and future;

                  (z) Neither the Company nor any of its subsidiaries or its or their respective officers or directors has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in a violation of Regulation M under the Act or any other laws, rules or regulation in any jurisdiction relating to stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Securities;

                  (aa) When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

                  (bb) The Company is not, and after giving effect to the offering and sale of the Securities, will not be an "investment company" or be required to register as an "investment company", as such term is defined in the United States Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT");

                  (cc) Other than the holders of the Securities pursuant to the Registration Rights Agreement, no holder of any security of the Company (other than Goldman Sachs International in respect of market making activities) has or will have any right to require the registration of such security by virtue of any transactions contemplated by this Agreement or the Registration Rights Agreement;

                  (dd) Neither the Company nor any of its affiliates nor any person acting on its behalf or on behalf of its affiliates has offered, sold, publicly promoted or advertised and will not offer, sell, publicly promote or advertise, directly or indirectly, any Securities in Germany other than in compliance with the German Securities Selling Prospectus Act (WERTPAPIERVERKAUFSPROSPEKTGESETZ) of 13th December, 1990, as amended, or any other laws applicable in Germany governing the issue, offering and sale of securities;


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                  (ee) Neither the Company, nor any affiliate of the Company, nor any person acting on its or their behalf has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act and the Company, any affiliate of the Company and any person acting on its or their behalf has complied with and will implement the "offering restriction" within the meaning of such Rule 903;

                  (ff) Within the preceding six months, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchasers hereunder. The Company will take reasonable precautions designed to ensure that any offer or sale by it or any other person acting on behalf of the Company, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by the Representative), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act;

                  (gg) KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft and PwC Deutsche Revision Aktiengesellschaft who have certified certain financial statements of the Company and its subsidiaries are each independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

                  (hh) The Company is a "foreign issuer" as defined in Rule 902 under the Act;

                  (ii) The Company has furnished for review to the Purchasers and their legal counsel all material documents, including contracts, which have been requested (other than those whose delivery has not been required by such counsel) and such documents have not materially changed since the latest review of such counsel;

                  (jj) The Securities, when issued and delivered pursuant to this Agreement, will qualify as debt for US federal income tax purposes; and if and when required to do so, the Company will characterize the Securities as indebtedness for purposes of Sections 385(c) of the U.S. Internal Revenue Code of 1986, as amended;

                  (kk) The audited and unaudited consolidated financial statements of the Company and its subsidiaries contained in the Offering Circular and the Preliminary Offering Circular present and presented fairly and accurately the financial position of the Company and its subsidiaries at their respective dates and the results of the operations of the Company and its subsidiaries for the periods covered thereby and (i) have been (save insofar as may be expressly stated therein) prepared in accordance with the International Accounting Standards ("IAS") in force at the time of preparation of such financial statements and which have been consistently applied and (ii) to the best knowledge of the Company, comply with the applicable requirements of Form 20-F and Regulation S-X promulgated under the Exchange Act as if the Company were subject to such requirements (it being acknowledged, however, that such


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         financial statements do not so comply with Rule 3-09 of Regulation S-X insofar as separate financial statements for Singapore Syngas Pte. Limited are not separately presented therein);

                  (ll) The pro forma financial information (including the notes thereto) relating to the Company and its subsidiaries included in the Offering Circular and the Preliminary Offering Circular (i) to the best knowledge of the Company, comply with the applicable requirements of Regulation S-X promulgated under the Exchange Act as if the Company were subject to such requirements, (ii) to the best knowledge of the Company, have been prepared in accordance with the Commission's rules and guidelines, and (iii) have been correctly computed on the basis described therein; the assumptions used in the preparation of the pro forma financial information included in the Offering Circular and the Preliminary Offering Circular are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein;

                  (mm) The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks which they believe are adequate for the conduct of their respective businesses and the value of their respective properties, except as would not have a Material Adverse Effect;

                  (nn) The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, rights in a registered design, design rights, database rights, copyrights and licenses (in each case, whether or not registered and including applications for the same) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses as now being conducted and as described in the Offering Circular will conflict with or infringement of, and have not received any notice of any claim of conflict with or infringement of, any such rights of others, except as would not have a Material Adverse Effect;


                  (oo) Except as described in the Offering Circular, no relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers or shareholders of the Company on the other hand, which, if Item 404 of Regulation S-K of the Act were applicable, would be required to be described in the Offering Circular which is not so described as required;

                  (pp) No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent which is expected to have a Material Adverse Effect;

                  (qq) Each of the Company and its Material Subsidiaries has filed all material tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had, nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have, a Material Adverse Effect;

                  (rr) Since the date of the Preliminary Offering Circular through the date hereof, and except as may otherwise be disclosed in the Offering Circular, the Company has not (i) issued


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         or granted any securities, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business,
         (iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock;

                  (ss) The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, and (C) access to its assets is permitted only in accordance with management's authorization;

                  (tt) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries, or any contamination thereof, in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree, permit or generally accepted technical standard or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree, permit or generally accepted technical standard except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; and

                  (uu) Except as disclosed in the Offering Circular, neither the Company nor any of its subsidiaries owns or operates any real property contaminated with any substance that is subject to any environmental law, ordinance, rule, regulation, order, judgement or decree or is liable for any offsite disposal or contamination pursuant to any law, ordinance, rule, regulation, order, judgment or decree, except unless the remediation thereof or liability therefore would not have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect.

         2. (a) Subject to the terms and conditions contained herein, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 100.00% of the principal amount thereof, plus accrued interest, if any, from May 16, 2001, 2001 to the Time of Delivery hereunder, the principal amount of Securities set forth opposite the name of such Purchaser in
Schedule I hereto.

                  (b) As compensation for the commitment of the Purchasers hereunder, at the Time of Delivery the Company agrees to pay, or to cause Messer Griesheim GmbH to pay, to you on behalf of the Purchasers an underwriting fee equal to 2.61364% of the aggregate principal amount of the Securities purchased by the several Purchasers, such payment to be made in same day funds. The parties acknowledge and agree that payment of such underwriting fee shall be in satisfaction of the obligations of Messer Griesheim GmbH to pay the Refinancing Fee (as defined in that certain Mezzanine Bridge Fee Letter, dated April 30, 2001, between among other parties Goldman Sachs International and Messer Griesheim GmbH) pursuant to that letter and the Refinancing and Engagement Letter to which it relates.

         3. Upon the authorization by you of the release of the Securities the several Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Purchaser hereby represents and warrants to, and agrees with the Company that:

                  (a) It will offer and sell the Securities only to: (i) persons who it reasonably believes are "qualified institutional buyers" ("QIBs") within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A and (ii) persons outside of the United States, upon the terms and conditions set forth in Annex I to this Agreement;

                  (b) It is an Institutional Accredited Investor; and

                  (c) Neither it nor any of its affiliates will offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.

         4. (a) The Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with Euroclear Bank S.A./N.V. ("EUROCLEAR") and Clearstream Banking, societe anonyme, Luxembourg ("CLEARSTREAM") or their designated custodian. The Company will deliver the Securities to Goldman Sachs International, for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by certified or official bank check or checks, payable to the order of the Company in same day funds, or wire transfer to an account designated by the Representative, by causing Euroclear or Clearstream to credit the Securities to the account of the Representative at Euroclear or Clearstream. The Company will cause the certificates representing the Securities to be made available to the Representative for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of Euroclear or Clearstream or its or their designated custodian (the "DESIGNATED OFFICE"). The time and date of such delivery and payment shall be 9:30 a.m., London time, on May 16, 2001 or such other time and date as the Representative and the Company may agree upon in writing. Such time and date are herein called the "TIME OF DELIVERY".

                  (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 7 hereof, will be delivered at such time and date at the London offices of Allen & Overy (the "CLOSING LOCATION"), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., London time, on the London Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "LONDON BUSINESS DAY" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in London are generally authorized or obligated by law or executive order to close.

         5. The Company agrees with each of the Purchasers:

                  (a) To prepare the Preliminary Offering Circular and Offering Circular in a form approved by you; to make no further amendment or any supplement to the Preliminary

         Offering Circular or Offering Circular which shall be disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof in quantities as you may from time to time request;

                  (b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                  (c) To furnish the Purchasers with six (6) copies of the Offering Circular and each amendment or supplement thereto signed by an authorized officer of the Company with the independent accountants' report(s) in the Offering Circular, and any amendment or supplement containing amendments to the financial statements covered by such report(s), signed by the accountants, and additional written and electronic copies thereof in such quantities as you may from time to time reasonably request, and if, at any time prior to the expiration of six months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

                  (d) During the period beginning from the date hereof and continuing to the date six months after the Time of Delivery not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Securities;

                  (e) Not to be or become, at any time prior to the expiration of two years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

                  (f) To furnish at any time when the Company is not exempt from reporting under Section 12g3-2(b) of the Exchange Act nor subject to
         Section 13 or 15(d) of the Exchange Act at its expense, upon request, to holders of Securities and prospective purchasers of Securities information ("ADDITIONAL ISSUER INFORMATION") satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

                  (g) To use its best efforts to cause the Securities to be listed on the Luxembourg Stock Exchange;

                  (h) To furnish to the holders of the Securities as soon as practicable after the end of each fiscal year (i) an annual report (in English) (including a balance sheet and statements of income, shareholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants and prepared in conformity with IAS together with a reconciliation of net income and total stockholders' equity to generally accepted accounting principles in the U.S. ("U.S. GAAP") and (ii), as soon as practicable after the end of each of the first three quarters of each fiscal year prepared in accordance with IAS (beginning with the fiscal quarter ending after the date of the Offering Circular), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail and to provide copies thereof to you in such numbers as you shall reasonably request;

                  (i) During a period of two years from the date of the Offering Circular, to furnish to you copies of all reports or other communications (financial or other) furnished to holders of Securities or shareholders or other security holders generally of the Company, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission);

                  (j) During the period of two years after the Time of Delivery, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Act) to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them, PROVIDED THAT this paragraph shall not apply to market making activities of Goldman Sachs International and its affiliates (other than the Company and its subsidiaries);

                  (k) Not to (and to cause its subsidiaries not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

                  (l) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Circular under the caption "Use of Proceeds";

                  (m) To enter into, and perform its obligations under, the Registration Rights Agreement in the form attached as Annex II;

                  (n) To enter into the Indenture in the form previously delivered to you;

                  (o) To enter into, and to cause the other parties thereto to enter into, the Assignment Agreement and each of the High Yield Structure Documents in the form previously delivered to you;

                  (p) Not to make any announcement between the date of this Agreement and the Time of Delivery without the prior approval of the Representative which could have a material adverse effect on the marketability of the Securities, such approval not to be unreasonably withheld or delayed;

                  (q) Not to offer or sell, nor to allow any of its affiliates, nor any person acting on its or their behalf (other than the Purchasers) to offer or sell, the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act;

                  (r) To comply, and to ensure that each of its affiliates and each person acting on its or their behalf has complied and will comply, with the "offering restrictions" (described in the Offering Circular) within the meaning of Rule 903 under the Act;

                  (s) Not to offer, sell, publicly promote or advertise and to use its best efforts to ensure that its affiliates and any person acting on its behalf (other than the Purchasers) has not offered, sold, publicly promoted or advertised and will not offer, sell, publicly promote or advertise, directly or indirectly, any Securities in Germany other than in compliance with the German Securities Selling Prospectus Act (WERTPAPIERVERKAUFSPROSPEKTGESETZ) of 13th December, 1990, as amended, or any other laws applicable in Germany governing the issue, offering and sale of securities; and

                  (t) To pay any amounts due as a result of any value added taxes ("VAT") payable by the Purchasers in respect of commissions (whether or not paid as discounts or not), fees or expenses payable or reimbursable by the Company pursuant to this Agreement.

         6. The Company covenants and agrees with the several Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation, printing and filing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any Agreement among Purchasers, this Agreement, the Indenture, the Registration Rights Agreement, the Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in
Section 5(b) hereof, including the fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities;
(vi) all expenses and taxes arising as a result of the issuance, sale and delivery of the Securities, and of the sale and delivery outside of Germany of the Securities by the Purchasers to the initial purchasers thereof in the manner contemplated under this Agreement, including, in any such case, any German income, capital gains, withholding, transfer or other tax asserted against a Purchaser by reason of the purchase and sale of the Securities pursuant to this Agreement, in each case other than income taxes payable on any underwriting fee paid to, or discount to the purchase price of the Securities given to, the Purchasers; (vii) any costs incurred in connection with the listing of the Securities on the Luxembourg Stock Exchange; (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section, and (ix) the fees and expenses of counsel to the Trustee in respect of the Securities. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make, except as may otherwise be provided for in that certain Mezzanine Bridge Fee Letter, dated April 30, 2001.

         7. The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

                  (a) Allen & Overy, counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated the Time of Delivery, with respect to the matters as shall have been agreed with you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (b) Milbank, Tweed, Hadley & McCloy, special United States counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, substantially in the form of Annex III-A;

                  (c) Milbank, Tweed, Hadley & McCloy, special US Tax counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery in form and substance acceptable to the Representative;

                  (d) Hengeler Mueller, legal advisors with respect to certain aspects of German law, shall have furnished to you their written opinion, dated the Time of Delivery, substantially in the form of Annex III-B;

                  (e) Hengeler Mueller, legal advisors with respect to certain aspects of Hungarian law, shall have furnished to you their written opinion in respect of Messer Hungarogaz Ipari Gazgyarto es Forgalmazo Korlatolt Felelossegu Tarsasag, dated the Time of Delivery, substantially in the form of Annex III-C;

                  (f) Peter Stowasser, general counsel of Messer Griesheim GmbH, shall have furnished to you his written opinion in respect of Messer Griesheim GmbH and Messer Industriegase GmbH, dated the Time of Delivery, substantially in the form of Annex III-D and otherwise in substance acceptable to the Representative;

                  (g) Jim Anderson, general counsel of Messer Griesheim Industries, Inc., shall have furnished to you his written opinion in respect of Messer Griesheim Industries, Inc., dated the Time of Delivery, substantially in the form of Annex III-E and otherwise in substance acceptable to the Representative;

                  (h) Peter Stowasser, general counsel of Messer Griesheim GmbH, shall have furnished to you his written opinion in respect of Messer Griesheim GmbH's subsidiary in

         Hungary, Messer Hungarogaz Ipari Gazgyarto es Forgalmazo Korlatolt Felelossegu Tarsasag, dated the Time of Delivery, in form and substance acceptable to the Representative;

                  (i) Baker & McKenzie, shall have furnished to you their written opinion, dated the Time of Delivery, substantially in the form of Annex III-F and otherwise in substance acceptable to the Representative;

                  (j) On the date of the Offering Circular prior to the execution of this Agreement and also at the Time of Delivery, KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft and PwC Deutsche Revision Aktiengesellschaft shall have furnished to you letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

                  (k) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental or quasi-governmental action, order or decree, otherwise than as set forth in the Offering Circular, and (ii) since the respective dates as of which information is given in the Offering Circular there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, business prospects, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth in the Offering Circular, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Offering Circular;

                  (l) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the Frankfurt Stock Exchange, or the Luxembourg Stock Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the Luxembourg Stock Exchange; (iii) a general moratorium on commercial banking activities in New York, London or Germany declared by the relevant authorities; (iv) a change or development involving a prospective change in German taxation affecting the Company, the Securities or the transfer thereof or the imposition of exchange controls by the United States or Germany; (v) the outbreak or escalation of hostilities involving the United States or Germany or the declaration by the United States or Germany of a national emergency or war or (vi) the occurrence of any material adverse change in the existing financial, political or economic conditions in the United States, Germany or elsewhere; provided that, with respect to clauses
         (iv), (v) and (vi) above, the effect of any such event specified in such clauses (iv), (v) or (vi), in the judgment of the Representative, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Offering Circular;

                  (m) At the Time of Delivery, Allen & Overy shall have been furnished with such information, certificates and documents as it may reasonably require for the purpose of enabling it to pass upon the issuance and sale of the Securities as contemplated herein and related proceedings, and in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained;

                  (n) the Representative shall have received a counterpart, conformed as executed, of the Indenture, the Assignment and each of the High Yield Structure Document to which the Trustee is or will be a party which shall have been entered into by the Company and the Trustee;

                  (o) The Company shall have executed the Registration Rights Agreement as set forth in the Offering Circular with such other terms as shall be mutually satisfactory and the Representative shall have received an original copy thereof, duly executed by the Company;

                  (p) The Securities have been accepted for listing on the Luxembourg Stock Exchange;

                  (q) The Company and each other party thereto shall have executed the Assignment Agreement and each of the High Yield Structure Documents in the respective forms previously delivered to you and the Representative shall have received a copy, conformed as executed, of each, duly executed by the parties thereto; and

                  (r) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (e) through (h) of this Section and as to such other matters as you may reasonably request.

         8. (a) The Company will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Offering Circular, or any Registration Statement or Market Making Shelf Registration Statement (as defined in the Registration Rights Agreement) or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Purchaser through the Representative expressly for use therein.

                  (b) Each Purchaser will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular or Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Purchaser through the Representative expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

                  (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment
(i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

                  (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities
(or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchasers, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by PRO RATA allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 8 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Act.

         9. (a) If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Circular which in your opinion may thereby be made necessary. The term "PURCHASER" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

                  (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

                  (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the Purchasers as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

         10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company, or controlling person of the Company, and shall survive delivery of and payment for the Securities.

         11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Purchaser except as provided in Sections 6 and 8 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Purchasers through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Purchaser except as provided in Sections 6 and 8 hereof.

         12. In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you jointly or by Goldman Sachs International on behalf of you as the representative.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to you as the representative at Goldman Sachs International, Peterborough Court, 133 Fleet Street, London EC4A 2BB,
Attention: General Counsel; telephone 0207 774 1000, telex 887902; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering
Circular, Attention: Chief Financial Officer; PROVIDED, HOWEVER, that any notice to a Purchaser pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Purchaser at its address set forth in its Purchasers' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         13. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company and, to the extent provided in Sections 8 and 10 hereof, each person who controls the Company or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

         14. The Company irrevocably (i) agrees that any legal suit, action or proceeding against the Company brought by any Purchaser or by any person who controls any Purchaser arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court,
(ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby which is instituted in any New York Court or in any competent court in Germany. The Company has appointed CT Corporation System, at its address in New York, New York, as its authorized agent (the "AUTHORIZED AGENT") upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Purchaser or by any person who controls any Purchaser, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

         15. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the "JUDGMENT CURRENCY") other than United States dollars, the Company will indemnify each Purchaser against any loss incurred by such Purchaser as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Purchaser is able to purchase United States dollars with the amount of judgment currency actually received by such Purchaser within 24 hours of such receipt. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "RATE OF EXCHANGE" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

         16. Time shall be of the essence of this Agreement.

         17. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         18. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

          If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and the Representative plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers and the Company. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                     Very truly yours,

                                     MESSER GRIESHEIM HOLDING AG

                                     By:
                                          ...................................
                                          Name: Dr. Klaus-Jurgen Schmeider
                                          Title: Managing Director (Vorstand)

Accepted as of the date hereof:

GOLDMAN SACHS INTERNATIONAL

By:
         .......................................
         Name: Emma Coxon
         Title: Authorised Signatory

On behalf of each of the Purchasers

                                   SCHEDULE I


                                                                       PRINCIPAL AMOUNT OF
                                  PURCHASER                         SECURITIES TO BE PURCHASED
                                  ---------                         --------------------------
 Goldman Sachs International ..............................................E247,500,000
 Bayerische Hypo-und Vereinsbank AG .......................................E165,000,000
 The Royal Bank of Scotland plc ...........................................E137,500,000
                                                                           ------------

 Total ....................................................................E550,000,000
                                                                           ============

                                                                         ANNEX I

         (1) The Securities have not been registered under the Act and may not be offered or sold except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Purchaser represents that it has offered and sold the Securities, and will offer and sell the Securities as part of their distribution only in accordance with Rule 903 of Regulation S or Rule 144A or pursuant to Paragraph 2 of this Annex I under the Act. Accordingly, each Purchaser agrees that neither it, its affiliates (other than the Company) nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

         (2) Notwithstanding the foregoing, Securities in registered form may be offered, sold and delivered by the Purchasers in the United States pursuant to
Section 3 of this Agreement.

(3) Each Purchaser further represents and agrees that (i) it has not offered or sold and prior to the date six months after the date of issue of the Securities will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended, (b) it has complied, and will comply, with all applicable provisions of the Financial Services Act of 1986 of Great Britain with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) of Great Britain or is a person to whom the document may otherwise lawfully be issued or passed on.

         (4) Each Purchaser represents and agrees that it has not and will not offer, sell, publicly promote or advertise, directly or indirectly, any Securities in Germany other than in compliance with the German Securities Selling Prospectus Act (WERTPAPIERVERKAUFSPROSPEKTGESETZ) OF 13th December, 1990, as amended, or any other laws applicable in Germany governing the issue, offering and sale of securities.

         (5) Each Purchaser represents and agrees that it has not offered, sold, transferred or delivered the Securities and will not offer, sell, transfer or deliver the Securities in The Netherlands, other than to individuals or legal entities who, or which, trade or invest in securities in the conduct of a business or a profession (including, but not limited to, banks, brokers, dealers, asset management companies, investment funds, insurance companies, pension funds, other institutional investors and treasury departments of large commercial enterprises).

         (6) Each Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. Each Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States

                                       I
where action would be required for such purpose. Each Purchaser agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except in any such case with Goldman Sachs International's express written consent and then only at its own risk and expense.

                                       I

                                                                        ANNEX II

                                                   REGISTRATION RIGHTS AGREEMENT


                                       II

                                                                       ANNEX III

                                                               FORMS OF OPINIONS

                                       III

                                                                    ANNEX III-A

                                       III

                                                                     ANNEX III-B

                                       III

                                                                     ANNEX III-C

                                       III

                                                                     ANNEX III-D

                                       III

                                                                     ANNEX III-E

                                       III

                                                                     ANNEX III-F

                                       III